                                                                    EXHIBIT 99.3


                                AGENCY AGREEMENT

        This Agency Agreement is made as of this 12th day of August, 1998, by and between a joint venture composed of Schottenstein Bernstein Capital Group, LLC, Gordon Brothers Retail Partners, LLC and the OZER Group, LLC (the "Agent") and Crown Books Corporation (the "Merchant").

                                    RECITALS

        WHEREAS, Merchant is a debtor and debtor in possession under chapter 11 of the United States Bankruptcy Code, in Chapter 11 case no. 98-1575 (RRM) in the United States Bankruptcy Court for the District of Delaware (the "Court"), and

        WHEREAS, Merchant desires that Agent act as Merchant's exclusive agent for the limited purpose of selling all of the Merchandise (as hereinafter defined) located in Merchant's retail store location(s) set forth on Exhibit A attached hereto (the "Stores") by means of a Court authorized store closing or going-out-of-business sale at the Stores (as further described below, the "Sale").

        NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Agent and Merchant hereby agree as follows:

        Section 1. Defined Terms. The terms set forth below are defined in the Sections referenced of this Agreement:

        Defined Term  Section Reference
        ------------  -----------------
        Agency Accounts                     Section 7.2
        Agency Documents                    Section 11. 1 (b)
        Agent                               Preamble
        Agent Claim                         Section 12.5
        Agent Indemnified Parties           Section 13.1
        Bankruptcy Code                     Recitals
        Base Retail Price                   Section 5.3
        Central Service Expenses            Section 4.1
        Court                               Recitals
        Defective Merchandise               Section 5.2(b)
        Excluded Benefits                   Section 4.1
        FF&E                                Section 5.2(a)
        Guaranteed Amount                   Section 3. 1 (a)
        Gross Rings                         Section 6.3
        Inventory Date                      Section 5.1
        Inventory Taking                    Section 5.1
        Letter of Credit                    Section 3.5
        Merchandise                         Section 5.2(a)

        Merchandise Threshold               Section 3.1 (b)
        Merchant                            Preamble
        Occupancy Expenses                  Section 4.1
        Order                               Section 10(a)
        Out of Season Merchandise           Section 5.2(b)
        Proceeds                            Section 7.1
        Retail Price                        Section 5.3
        Retained Employee                   Section 9.1
        Retention Bonus                     Section 9.4
        Return Credit                       Section 5.5
        Return Goods                        Section 5.5
        Returned Merchandise                Section 8.5
        Sale                                Recitals
        Sale Expenses                       Section 4.1
        Sale Commencement Date              Section 6.1
        Sale Term                           Section 6.1
        Sale Termination Date               Section 6.1
        Sales Taxes                         Section 8.3
        Store(s)                            Recitals
        Value Added Merchandise             Section 5.2(b)
        Warehouse                           Recitals
        WARN Act                            Section 9.1

        Section 2. Appointment of Agent. Merchant hereby irrevocably appoints Agent, and Agent hereby agrees to serve, as Merchant's exclusive agent for the limited purpose of conducting the Sale in accordance with the terms and conditions of this Agreement.

        Section 3.  Payments to Merchant and Agent.

               3.1  Payments to Merchant

               (a) As a guaranty of Agent's performance hereunder, Merchant shall receive from Agent the sum of 45.15% of the aggregate Retail Price of the Merchandise less the Return Credit (the "Guaranteed Amount").

               (b) The Guaranteed Amount has been calculated and agreed upon based upon Merchant's representation that the aggregate Retail Price of the Merchandise as of the Sale Commencement Date will not be less than $25 million (the "Merchandise Threshold"), that all such Merchandise will conform to Merchant's representations and warranties contained herein, and that no representations, warranties or covenants of Merchant hereunder have been breached. Merchant and Agent agree that in the event that the final report of the inventory taking service indicates that the Retail Price of Merchandise is less than the Merchandise Threshold, then the percentage on which the Guaranteed Amount is based shall be reduced by .25 for each $500,000 shortfall below the Merchandise Threshold (prorated for each partial $500,000 increment); provided,

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however, under no circumstances will the aggregate Retail Price of the
Merchandise be less than $22 million.

                    Compensation to Agent. Agent shall receive as its compensation for services rendered to Merchant the sum of $80,000 plus all remaining Proceeds after payment of Sale Expenses, the Guaranteed Amount and all other amounts payable to Merchant from Proceeds hereunder.

        3.2         [Intentionally Omitted]

        3.3         Time of Payments

                    (a) Agent shall pay to Merchant 54% of the estimated Guaranteed Amount attributable to Merchandise in the Stores as of the Sale Commencement Date within one business day after issuance of the Approval Order, which amount shall be calculated based upon the net book value of such Merchandise as of such date as set forth in Merchant's books and records.

                    (b) Following reconciliation by Merchant and Agent of the final inventory report by the inventory taking service, Merchant and Agent shall cooperate in good faith to calculate the maximum Return Credit which could be due to Agent pursuant to Section 5.5 below (the "Maximum Return Credit"). Thereafter, within two (2) business days following the parties' agreement upon the Maximum Return Credit, the Agent shall pay to Merchant, by wire transfer of immediately available funds, an amount equal to the remaining Guaranteed Amount, less the agreed upon Maximum Return Credit. In the event that the initial payment on account of the Guaranteed Amount is greater than the Guaranteed Amount less the Maximum Return Credit, Merchant shall immediately repay such amount to Agent or Agent shall be entitled to offset such amount from amounts otherwise due to Merchant hereunder.

                    (c) If at any point during the Sale the Agent has sold through so much of the Merchandise that the Maximum Return Credit calculated pursuant to this Section 3.3 may no longer be realized pursuant to Section 5.5 below, the Agent shall commence to pay to Merchant, on a weekly basis, the portion of the Guaranteed Amount attributable to such Merchandise sold during the previous week and for which a Return Credit may not and cannot be realized (without duplication for any amounts paid on amount of the initial installment of the Guaranteed Amount)

                    (d) Subject to Agent's exercise of its rights under Section
5.5 below to return certain Merchandise to Merchant, Agent shall pay to Merchant the unpaid balance of the Guaranteed Amount on or before the end of the Sale Term.

        3.4         Security.      To secure payment of the portion of the
Guaranteed Amount which may become payable under Section 3.3(c), Agent shall deliver to Merchant an irrevocable standby letter of credit in original face amount equal to the sum of the Maximum Return Credit calculated pursuant to
Section 5.5 below, which shall name Merchant as beneficiary (the "Letter of Credit"). The Letter of Credit shall be


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delivered concurrently with payment of the second installment of the Guaranteed
Amount pursuant to Section 3.3(b) above, shall be issued by a bank selected by Agent and reasonably acceptable to Merchant, and shall contain terms, provisions and conditions mutually acceptable to Agent and Merchant. In the event that Agent shall fail to pay Merchant any portion of the Guaranteed Amount payable under Section 3.3(c) and (d), Merchant shall be entitled to draw on the Letter of Credit to fund such amount following five (5) days written notice to Agent of Merchant's intention to do so, provided that no material default has then occurred on the part of the Merchant hereunder. The Letter of Credit shall expire on January 15, 1999 provided that in the event that Agent shall have paid the Guaranteed Amount in full prior to such date, Merchant agrees to surrender the original Letter of Credit to the issuer thereof together with written notification that the Letter of Credit may be terminated. Merchant and Agent agree that the face amount of the Letter of Credit shall be reduced an a dollar for dollar basis to the extent Agent makes payments to Merchant pursuant Section 3.3(c) above.

        Section 4.  Expenses of the Sale.

        4.1 Sale Expenses. Agent shall be responsible for the payment or reimbursement of all Sale Expenses incurred in conducting the Sale. As used herein, "Sale Expenses" shall mean Store-level operating expenses of the Sale which arise during the Sale Term at the Stores, limited to the following: (a) base payroll for Retained Employees for actual days/hours worked in the conduct of the Sale; (b) amounts actually payable in respect of payroll taxes, FICA, unemployment taxes, health care insurance benefits, worker's compensation and benefits of Retained Employees (other than Excluded Benefits), with such amounts being limited to no more than 14% of base payroll for each Retained Employee;
(c) 50% of the fees and costs of the inventory taking service to conduct the Inventory Taking; (d) on-site supervision including Agent's Sale supervisors' fees, bonuses and travel expenses; (e) advertising and signage (at Merchant's contract rates, if available); (f) telephone charges incurred in the conduct of the Sale; (g) credit card and bank card fees, chargebacks and discounts; (h) costs of outside security personnel and armored car service; (i) Retention Bonuses as described in Section 9.4 below; (j) check verification fees and bad check charges if Agent elects to accept checks during the Sale; (k) Agent's actual cost of capital, (1) costs of transfers of Merchandise during the Sale Term, including, without limitation costs of transfer of Return Goods in connection with Agent's exercise of its rights under section 5.5 hereof; (m) Occupancy Expenses, on a per diem, per Store basis, limited to the amounts set forth on Exhibit 4.1 hereto; (n) Agent's travel expenses; and (o) the actual costs and expenses of providing such additional services which Agent in its reasonable discretion deems appropriate.

        "Sale Expenses" shall not include: (i) Excluded Benefits; (ii) any expenses relating to the occupancy of the Stores other than the Occupancy Expenses (iii) Central Service Expenses; and (iii) any other costs, expenses or liabilities payable by Merchant, all of which shall be paid by Merchant promptly when due for and during the Sale Term.

        As used herein, the following terms have the following respective meanings:


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        "Occupancy Expenses" means base rent, percentage rent,, building insurance relating to the Stores, utilities, HVAC usage, CAM, real estate and use taxes and Merchant's association dues.

        "Central Service Expenses" means costs and expenses for Merchant's central administrative services necessary for the Sale, including, but not limited to, POS administration, MIS services, corporate communication to and from the Stores, sales audit, cash reconciliation, ADP and payroll processing, inventory processing and handling and data processing and reporting all of which Merchant shall continue to provide to the Stores throughout the Safe Term.

        "Excluded Benefits" means vacation days or vacation pay, holiday pay, sick days or sick leave, maternity leave or other leaves of absence, WARN Act, termination or severance pay, pension benefits, ERISA coverage and similar contributions, and payroll taxes, worker's compensation and benefits in excess of the percentage limitation provided in Section 4.1 (b) above.

       4.2 Payment of Sale Expenses. All Sale Expenses shall be paid by Agent to or on behalf of Merchant by each Wednesday for the prior week's (i.e. Sunday through Saturday) Sale Expenses or when such Sale Expenses become due in the ordinary course of business.

       Section 5.  Inventory Valuation; Merchandise.

       5.1 Inventory Taking, Merchant and Agent shall cause to be taken a Retail Price and SKU physical inventory of the Merchandise (the "Inventory Taking") at the Stores on a date mutually agreed upon by Agent and Merchant, but no later than August 28, 1998 (the date of the Inventory Taking at each Store being the "Inventory Date" for such Store). Merchant and Agent shall jointly employ Washington inventory Service or another mutually acceptable inventory taking service to conduct the Inventory Taking. Agent shall be responsible for 50% of the costs and fees of the inventory taking service as a Sale Expense hereunder, and the balance of such fees and expenses shall be paid by Merchant. Except as provided in the immediately preceding sentence, Merchant and Agent shall each bear their respective costs and expenses relative to the Inventory Taking, Merchant and Agent shall each have representatives present during the Inventory Taking, and shall each have the right to review and verify the listing and tabulation of the inventory taking service. Merchant agrees that during the conduct of the Inventory Taking at each Store such Store shall be closed to the public and no sales or other transactions shall be conducted. Prior to the Inventory Taking, Merchant and Agent shall agree upon mutually acceptable inventory taking procedures. In order to facilitate the Inventory Taking, Merchant agrees to make its SKU data files and related computer hardware and software available to Agent and the inventory taking service prior to the Inventory Date.

       5.2     Merchandise Subject to this Agreement

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               (a)  For purposes of this Agreement, "Merchandise" shall mean:
(i) all first quality finished goods inventory that is owned by Merchant and located at the Stores as of the Sale Commencement Date including: (A) Defective Merchandise for which Merchant and Agent agree on a Retail Price; (B) Merchandise subject to Gross Rings; and (C) Out of Season Merchandise. Notwithstanding the foregoing, "Merchandise" shall not include: (1) goods which belong to sublesees, licensees or concessionaires of Merchant; (2) goods held by Merchant on memo, on consignment, or as bailee; (3) Defective Merchandise for which Merchant and Agent cannot agree upon a Retail Price; (4) Value Added Merchandise and (5) equipment, furnishings, trade fixtures and improvements to real property which are located in the Stores or the Warehouses (collectively, "FF&E").

               (b) As used in this Agreement, the following terms have the respective meanings set forth below:

        "Defective Merchandise" means Merchandise that is damaged, dated, near date, defective or otherwise not salable in the ordinary course because it or its packaging is dented, worn, scratched, broken, faded, torn, or affected with defects rendering it not first quality and thus not saleable in the ordinary course.

        "Value Added Merchandise" means items of Merchandise which (i) must be processed with specialized machinery or equipment or (ii) require the application of labor in order to make the item salable in the ordinary course.

        "Out of Season Merchandise" means Merchandise relating to holidays or seasons falling outside of the Sale Term.

        5.3 Valuation. For purposes of this Agreement, "Retail Price" shall mean for each item of Merchandise the lowest price offered to the public by Merchant at the Stores by any and all means as of the Sale Commencement Date (the "Base Retail Price") except for:

               (i) Defective Merchandise and Out of Season Merchandise, where "Retail Price" shall mean such value as to which Agent and Merchant shall mutually agree or such Defective Merchandise or Out of Season Merchandise shall be excluded from the Sale; and

               (ii) greeting cards, where "Retail Price" shall mean the lower of
(a) 50% off the original retail price, or (b) the Base Retail Price.

        The Retail Price of any item of Merchandise shall exclude all Sales Taxes, and Merchant represents that the ticketed prices of items of Merchandise at the Stores do not and shall not include any Sales Taxes. If an item of Merchandise has more than one Base Retail Price, or if multiple items of the same SKU are marked at different prices, the lowest Base Retail Price on any such item shall prevail for such item or for all such items within the same SKU, as the case may be, unless it is clear that the Base Retail Price was mismarked and infrequent.


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        5.4    Excluded Goods.  Merchant shall retain all responsibility for any goods not included as "Merchandise" hereunder.

        5.5 Return Credit. At any time after forty-five (45) days from the Sale Commencement Date and prior to the date seven (7) days after the end of the Sale Term, Agent shall have the right, in its sole discretion, to return to Merchant Merchandise constituting books having an aggregate Retail Price of up to 35% of the aggregate Retail Price of all of the Merchandise on the Sale Commencement Date ("Return Goods"); provided, however, that in the event the Agent terminates the Sale at any Store prior to the 45th day from the Sale Commencement Date, the Agent may exercise its right to return the Return Goods at such Store. Agent shall deliver all such Return Goods to Merchant within ten
(10) days after making an election under this Section 5.5, to such location as Merchant shall reasonably direct, at Agent's sole expense (including, without limitation, costs of labor, supplies, and freight and insurance). Merchant and Agent shall define mutually agreeable procedures to determine the Retail Price of all Return Goods (which procedures may include the taking of a physical inventory by a professional inventory taking service). Upon determination of the Retail Price of all Return Goods and completion of delivery to Merchant, Agent shall be entitled to a cash credit against the unpaid portion of the Guaranteed Amount in an amount equal to 53% of the Retail Price of the Return Goods (such amount being the "Return Credit" and such amount being based upon Merchant's representations that this translates into approximately 77% of cost for the Return Goods).

        Section 6.  Sale Term.

        6.1 Term. Subject to satisfaction of the conditions precedent set forth in Section 10 hereof, the Sale shall commence at each Store no later than August 21, 1998 ("Sale Commencement Date"). Agent shall complete the Sale on or before November 22, 1998, unless the Sale is extended by mutual written agreement of Agent and Merchant (the "Sale Termination Date"; the period from the Sale Commencement Date to the Sale Termination Date as to each Store being the "Sale Term"). Agent may, in its discretion, terminate the Sale at any Store at any time within the Sale Term (i) upon the occurrence of an Event of Default by Merchant, which Merchant fails to timely cure or (ii) upon not less than five
(5) business days' prior written notice to Merchant. In the event that Agent is unable to operate the Sale in Stores 996 and 725 beyond August 31, 1998, Agent may, at its option, substitute Store 799 for Stores 996 and 725 prior to the Sale Commencement Date.

        6.2 Vacating the Stores. Agent shall vacate the Stores on or before the Sale Termination Date, at which time Agent shall surrender and deliver the Store premises and Store keys to Merchant. Agent agrees to leave the Stores in "broom clean" condition, ordinary wear and tear excepted. All assets of Merchant used by Agent in the conduct of the Sale (e.g. FF&E, supplies, etc.) shall be returned by Agent to Merchant at the end of the Sale Term to the extent the same have not been used in the conduct of the Sale or have not been otherwise disposed of hereunder or through no fault of Agent.


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        6.3    Gross Rings. In the event that the Sale commences at any Store prior to the completion of the Inventory Taking at such Store, then for the period from the Sale Commencement Date until the Inventory Date for such Store, Agent and Merchant shall jointly keep (i) a strict count of gross register receipts less applicable Sales Taxes ("Gross Rings"), and (ii) cash reports of sales within such Store. Register receipts shall show for each item sold the Retail Price for such item and the markdown or discount, if any, specifically granted by Agent in connection with such Sale. All such records and reports shall be made available to Agent and Merchant during regular business hours upon reasonable notice.

        Section 7.  Sale Proceeds.

        7.1 Proceeds. For purposes of this Agreement, "Proceeds" shall mean the aggregate of (a) the total amount of all sales of Merchandise made under this Agreement, exclusive of Sales Taxes, and (b) all proceeds of Merchant's insurance for loss or damage to Merchandise or loss of cash which would otherwise constitute Proceeds as defined under this Agreement, arising from events occurring during the Sale Term.

        7.2 Deposit of Proceeds. All cash Proceeds shall be deposited by Agent in Agency Accounts established by Agent ("Agency Accounts"). Agent may in its discretion designate new or existing accounts of Agent or Merchant as the Agency Accounts, provided that such accounts are dedicated solely to the deposit of Proceeds and the disbursement of Sale Expenses and amounts payable to Merchant pursuant to Section 3 hereof and shall be subject to the lien in favor of Agent granted pursuant to Section 15 below. Agent shall exercise sole signatory authority and control with respect to the Agency Accounts. Merchant shall promptly upon Agent's request execute and deliver all necessary documents to open and maintain the Agency Accounts.

        7.3 Credit Card Proceeds. Agent shall have the right (but not the obligation) to use Merchant's credit card facilities (including Merchant's credit card terminals and processor(s), credit card processor coding, merchant identification numbers and existing bank accounts) for credit card Proceeds. In the event that Agent elects so to use Merchant's credit card facilities, Merchant shall process credit card transactions on behalf of Agent, applying customary practices and procedures. Without limiting the foregoing, Merchant shall cooperate with Agent to down-load data from all credit card terminals each day during the Sale Term and to effect settlement with Merchant's credit card processor(s), and shall take such other actions necessary to process credit card transactions under Merchant's merchant identification numbers. All credit card Proceeds will constitute the property of Agent and shall be held by Merchant, In Trust. for Agent, free and clear of all liens, claims or encumbrances of Merchant or its creditors. Merchant shall deposit all credit card Proceeds into a segregated designated account and shall transfer such Proceeds to Agent daily (on the date received by Merchant if received prior to 12:00 noon, or otherwise within one (1) business day) by wire transfer of immediately available funds. At Agent's request, Merchant shall cooperate with Agent to establish merchant identification numbers under Agent's name and to process all credit card

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Proceeds for Agent's account- Merchant shall not be responsible for and
Agent shall pay as an Expense hereunder, all credit card fees, charges, and chargebacks related to the Sale, whether received during or after the Sale Term.

        Section 8.     Conduct of the Sale.

        8.1 Rights of Agent. Agent shall be permitted to, in its sole discretion, conduct the Sale as a "store closing" sale in markets in which Merchant shall continue to operate stores and a "going-out-of-business" sale in markets in which Merchant is vacating entirely throughout the Sale Term, The Sale shall be considered implemented by Merchant pursuant to section 363 of the Bankruptcy Code, with all of the protections afforded by section 363(m) of the Bankruptcy Code. Agent shall conduct the Sale in the name of and on behalf of Merchant in a commercially reasonable manner and in compliance with the terms of this Agreement. In addition to any other rights granted to Agent hereunder, in conducting the Sale Agent, in the exercise of its sole discretion, shall have the right:

               (a) to establish and implement advertising and promotion programs consistent with a "going-out-of-business,' or "store closing" theme sale (including, without limitation, by means of media advertising, exterior banners, A-frame, and similar interior and exterior signs),

               (b) to establish Sale prices and Store hours which are consistent with the terms of applicable leases,

               (c) to use without charge during the Sale Term and in conjunction with Agent's exercise of its rights under section 5.5, all FF&E, motor vehicles, advertising materials, bank accounts, Store-level customer lists and mailing lists, computer hardware and software, existing supplies located at the Stores, intangible assets (including Merchant's name, logo and tax identification numbers), Store keys, case keys, security codes, and safe and lock combinations required to gain access to and operate the Stores, and any other assets of Merchant located at the Stores or used in the ordinary course of business at the Stores (whether owned, leased, or licensed),

               (d) to transfer Merchandise between Stores, and

               (e) to use without charge during the Sale Term (i)
Merchant's central office facilities, central administrative services and personnel to process payroll, perform MIS and provide other central office services necessary for the Sale, and (ii) one (1) office located at Merchant's central office facility.

        8.2 Terms of Sales to Customers. All sales of Merchandise will be "final sales" and "as is," and all advertisements and sales receipts will reflect the same. Agent shall not warrant the Merchandise in any manner, but will, to the extent legally permissible, pass on all manufacturer's warranties to customers. All sales will be made only for cash and by nationally recognized bank credit cards. Agent will not accept


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Merchant's gift certificates, Store credits, due bills and rain checks issued by
Merchant prior to the Sale Commencement Date, unless otherwise directed by Merchant. To the extent Merchant directs Agent to accept Merchant's gift certificates, Store credits, due bills and rain checks, Merchant shall reimburse Agent in cash on a weekly basis for any such amounts or Agent shall setoff such amounts against other amounts due Merchant hereunder.

        8.3 Sales Taxes. During the Sale Term, all sales, excise, gross receipts and other taxes attributable to sales of merchandise (other than taxes on income) payable to any taxing authority having jurisdiction (collectively, "Sales Taxes") shall be added to the sales price of Merchandise and collected by Agent at the time of sale. Agent shall collect Sales Taxes based on amount computed by Merchant's POS system. Agent shall deliver collected sales taxes to Merchant, In Trust, on a timely basis for payment by Merchant of Sales Taxes at least five days prior to the date such Sales Taxes are due. Merchant shall promptly pay all Sales Taxes and file all applicable reports and documents required by the applicable taxing authorities and Agent shall have no liability for such taxes, to the extent of the Sales Taxes collected by Agent and delivered to Merchant. Merchant will be given access to the computation of gross receipts for verification of all such tax collections.

        8.4 Supplies. Agent shall have the right to use all existing supplies (e.g, boxes, bags, twine) located at the Stores at no charge to Agent. In the event that additional supplies are required in any of the Stores during the Sale, Merchant agrees to promptly provide the same to Agent, if available, for which Agent shall reimburse Merchant at Merchant's cost therefor. Supplies have not been since April 1, 1998, and shall not be prior to the Sale Commencement Date, transferred by Merchant between or from the Stores, so as to alter the mix or quantity of supplies at the Stores from that existing on such date, other than in the ordinary course of business.

        8.5 Returns Of Merchandise. During the Sale Term Agent shall not accept returns of merchandise sold by Merchant from the Stores prior to the Sale Commencement Date, unless otherwise directed by Merchant. To the extent Merchant directs Agent to accept returns of merchandise, then any such returned merchandise that is saleable as first-quality merchandise shall be included in Merchandise, returned to the sales floor, and valued at the Retail Price applicable to such item multiplied by the complement of the prevailing Sale discount at the time of the return. If such returned Merchandise constitutes Defective Merchandise, it shall be included in Merchandise and assigned a Retail Price in accordance with the applicable provisions of Section 5.3 above. The aggregate Retail Price of the Merchandise shall be increased by the Retail Price of any returned Merchandise included in Merchandise (determined in accordance with this Section 8.5), and the Guaranteed Amount shall be adjusted accordingly, To the extent that Agent is required to issue refunds to customers in respect of any returned Merchandise, Merchant shall reimburse Agent in cash for any such amounts or Agent shall setoff such amounts against other amounts due Merchant hereunder. Any returned Merchandise not included in Merchandise shall be disposed of by Agent in accordance with instructions received from Merchant or, in the absence of such instructions, returned to Merchant at the end of the Sale Term. Any increases in the Guaranteed Amount in connection with


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returned Merchandise shall be accounted for and paid by Agent on a weekly basis.

        8.6    Sale Reconciliation. On each Wednesday during the Sale Term
(for the previous week ending Saturday), commencing on the second Wednesday after the Sale Commencement Date, Agent and Merchant shall cooperate to reconcile Sale Expenses, Gross Rings, if still applicable, and such other Sale related items as either party shall reasonably request, in each case for the prior week or partial week (i.e. Sunday through Saturday), all pursuant to procedures agreed upon by Merchant and Agent. Within thirty (30) days after the end of the Sale Term, Agent and Merchant shall complete a final reconciliation of the Sale Expenses, the written results of which shall be certified by representations of each of Merchant and Agent as a final settlement of accounts between Merchant and Agent.

        8.7 Force Majeure. If any casualty or act of God prevents or substantially inhibits the conduct of business in the ordinary course at any Store, such Store and the Merchandise located at such Store shall be eliminated from the Sale and considered to be deleted from this Agreement as of the date of such event, and Agent and Merchant shall have no further rights or obligations hereunder with respect thereto; provided, however, that (i) the proceeds of any insurance attributable to such Merchandise or business interruption shall constitute Proceeds hereunder, and (ii) the Guaranteed Amount shall be reduced to account for any Merchandise eliminated from the Sale which is not the subject of insurance proceeds, and Merchant shall reimburse Agent for the amount the Guaranteed Amount is so reduced prior to the end of the Sale Term.

        8.8 Petty Cash, Etc. All petty cash funds, register funds, unprocessed checks and credit card media (including proceeds of sales of goods) relating to periods prior to the Sale Commencement Date shall constitute property of the Merchant, and Agent shall have no rights or claims with respect thereto. Agent shall purchase from Merchant, on a dollar for dollar basis, all petty cash funds and register funds in the Stores as of the Sale Commencement Date.

        Section 9.     Employee Matters.

        9.1 Merchant's Employees. Merchant shall permit all of its employees at the Stores to be available to Agent for the Sale. Agent may use Merchant's employees in the conduct of the Sale to the extent Agent in its sole discretion deems expedient, and Agent may select and schedule the number and type of Merchant's employees required for the Sale Agent shall identify any such employees to be used in connection with the Sale (each such employee, a "Retained Employee") and shall notify Merchant of the identity of all Retained Employees prior to the Sale Commencement Date. Retained Employees shall at all times remain employees of Merchant, and shall not be considered or deemed to be employees of Agent. Merchant and Agent agree that, except to the extent that wages and benefits of Retained Employees constitute Sale Expenses hereunder, nothing contained in this Agreement and none of Agent's actions taken in respect of the Sale shall be deemed to constitute an assumption by Agent of any of Merchant's obligations relating to any of Merchant's employees including, without limitation, Excluded Benefits, Worker

Adjustment Retraining Notification Act ("WARN Act") claims and other termination type claims and obligations, or any other amounts required to be paid by statute or law; nor shall Agent become liable under any collective bargaining or employment agreement or be deemed a joint or successor employer with respect to such employees. Merchant shall not, without Agent's prior written consent, raise the salary or wages or increase the benefits for, or pay any bonuses or make any other extraordinary payments to, any of its employees in anticipation of the Sale or prior to the Sale Termination Date. Merchant has not terminated and shall not during the Sale Term terminate any employee benefits or benefit programs.

        9.2 Termination of Employees. Agent may in its discretion stop using any Retained Employee at any time during the Sale. Agent shall so notify a representative designated by Merchant at least five business (5) days prior thereto, except "for cause" (such as dishonesty, fraud or breach of employee duties), in which event Agent may stop using such employee immediately. Upon the expiration of the applicable notice period, all costs associated with the employee shall not be considered a Sale Expense and Agent shall have no further responsibility or liability for such employees whatsoever. Merchant shall not transfer or dismiss employees of the Stores without Agent's prior consent, which shall not be unreasonably withheld, conditioned or delayed, but shall retain the right to dismiss the employee "for cause".

        9.3 Payroll Matters. During the Sale Term Merchant shall process the base payroll for all Retained Employees. Each Wednesday during the Sale Term Agent shall transfer from the Agency Accounts to Merchant's payroll accounts an amount equal to the base payroll for Retained Employees plus related payroll taxes, worker's compensation and benefits for such week which constitute Sale Expenses hereunder.

        9.4 Employee Retention Bonuses. In Agent's reasonable discretion Proceeds may be used to pay, as a Sale Expense, retention bonuses ("Retention Bonuses") (which bonuses shall be inclusive of payroll taxes and workers' compensation taxes to the extent assessable but as to which no benefits shall be payable) to Retained Employees who do not voluntarily leave employment and are not terminated "for cause" provided that if any Retained Employee in any particular Store is given a Retention Bonus, the Human Resource Representative in that Store will also be provided a commensurate Retention Bonus. Such Retention Bonuses shall be payable within thirty (30) days after the Sale Termination Date, and shall be processed through Merchant's payroll system.

        Section 10 Conditions Precedent. The willingness of Agent and Merchant to enter into the transactions contemplated under this Agreement are directly conditioned upon the satisfaction of the following conditions at the time or during the time periods indicated, unless specifically waived in writing by the applicable party:

               (a) The Court shall have entered an Order (which shall not have been stayed) satisfactory to Agent in form and substance (the "Order"), on or before August 14, 1998, approving this Agreement in its entirety and authorizing the Sale pursuant to the terms of this Agreement (i) notwithstanding any state or local laws or regulations otherwise governing or purporting to govern the licensing and conduct of the Sale, (ii) notwithstanding provisions in leases, reciprocal easement agreements or other contracts that purport to limit, govern or restrict the Sale, or (iii) without the necessity of obtaining any third party consents and (iv) granting Agent a valid perfected and first priority security interest in and lien upon the Merchandise and the proceeds thereof, as described herein, upon payment of the initial payment on account of the Guaranteed Amount; provided, however, that with respect to Store Nos. 169, 171, 431, 430, 463, 574 and 799, the Order shall be entered on or before August 20, 1998.

               (b) All representations and warranties of Merchant and Agent hereunder shall be true and correct in all material respects and no Event of Default shall have occurred as of the date hereof and as of the Sale Commencement Date.

               (c) Merchant shall have provided Agent reasonable access to all pricing and cost files, computer hardware, software and data filed, inter-Store transfer logs, markdown schedules, invoices, style runs and all other documents relative to the price, mix and quantities of inventory located at the Stores.

               (d) Agent shall have had the opportunity to inspect the Stores and the inventory on the date immediately preceding the Inventory Date.

        Section 11.   Representations, Warranties and Covenants.

        11.1 Merchant's Representations, Warranties and Covenants. Merchant hereby represents, warrants and covenants in favor of Agent as follows:

               (a) Merchant: (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware; (ii) has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as presently conducted; and (iii) is and during the Sale Term will continue to be duly authorized and qualified as a foreign corporation to do business and in good standing in each jurisdiction where the nature of its business or properties requires such qualification, including all jurisdictions in which the Stores are located.

               (b) Subject to the issuance of the Order, Merchant has the right, power and authority to execute and deliver this Agreement and each other document and agreement contemplated hereby (collectively, together with this Agreement, the "Agency Documents") and to perform fully its obligations thereunder. Merchant has taken all necessary actions required to authorize the execution, delivery and performance of the Agency Documents, and no further consent or approval is required for Merchant to enter into and deliver the Agency Documents, to perform its obligations thereunder, and to consummate the Sale, except for the Court. Subject to the issuance of the Order, each of the Agency Documents has been duly executed and delivered by Merchant and constitutes the legal, valid and binding obligation of Merchant enforceable in accordance with its terms. No court order or decree of any federal, state or local governmental authority or regulatory body is in effect that would prevent or impair, or is required for Merchant's consummation of, the transactions contemplated by this Agreement, and no consent of any third party which has not been obtained is required therefor, except for the consent of the Court. After giving effect to the Order, no contract or other agreement to which Merchant is a party or by which the Merchant is otherwise bound will prevent or impair the consummation of the Sale and the other transactions contemplated by this Agreement.

               (c) Since June 1, 1998, Merchant has operated the Stores, and shall continue to operate the Stores, in the ordinary course of business. Merchant has and shall take, prior to the date of the taking of the inventory, all appropriate retail price markdowns as is consistent with its ordinary course pricing practices and has not since June 1, 1998 raised and shall not raise the retail prices of any of such Merchandise outside the ordinary course of business. Merchant has not and shall not purchase or transfer to or from the Stores any Merchandise or supplies outside of the ordinary course of business or remove any indication of clearance merchandise or point of sale promotions in anticipation of the taking of the inventory.

               (d) Subject to the entry of the Order, Merchant owns and will own at all times during the Sale Term, good and marketable title to all of the Merchandise free and clear of all liens, claims and encumbrances of any nature and is not aware of any Merchandise not being in compliance with all applicable consumer product safety rules or other applicable federal, state, or local product safety standards or rules. Merchant shall not create, incur, assume or suffer to exist any security interest, lien or other charge or encumbrance upon or with respect to any of the Merchandise or the Proceeds, except for the lien in favor of the Agent granted pursuant to Section 15 below, and except for presently existing liens which, in accordance with the Order, shall attach only to the Guaranteed Amount.

               (e) Merchant has maintained its pricing files in the ordinary course of business, and prices charged to the public for goods (whether in-Store, by advertisement or otherwise) are the same in all material respects as set forth in such pricing files for the periods indicated therein. All pricing files and records relative to the Merchandise have been made available to Agent. All such pricing files and records are true and accurate in all material respects as to the actual cost to Merchant for purchasing the goods referred to therein and as to the selling price to the public for such goods as of the dates and for the periods indicated therein.

               (f) As of the Inventory Date, the levels of goods (as to quantity) and the mix of goods (as to type, category, style, brand and description) at the Stores are as heretofore disclosed to Agent.

               (g) As of the Inventory Date, all normal course permanent markdowns on goods located at the Stores will have been taken on a basis consistent with Merchant's historical practices and policies.

               (h) Merchant has not since April 1, 1998, and shall not up to the Sale Commencement Date, marked up or raised the price of any items of Merchandise, or removed or altered any tickets or any indicia of clearance merchandise, except in the ordinary course of business or as previously disclosed to Agent.

               (i) Merchant shall ticket or mark all items of inventory received at the Stores prior to the Sale Commencement Date, including, in a manner consistent with similar inventory located at the Stores and in accordance with Merchant's historic practices and policies relative to pricing and marking inventory.

               (j) Merchant has not and shall not purchase or transfer to or from the Stores any inventory outside the ordinary course in anticipation of the Sale.

               (k) As of the Sale Commencement Date, inventory constituting Merchandise located at the Stores shall be no less than $22 million at the Retail Price.

               (1) No action, arbitration, suit, notice, or legal, administrative or other proceeding before any court or governmental body has been instituted by or against Merchant, or has been settled or resolved, or to Merchant's knowledge, is threatened against or affects Merchant, relative to Merchant's business or properties, or which questions the validity of this Agreement, or that if adversely determined, would adversely affect the conduct of the Sale.

               (m) Merchant covenants to continue to operate the Stores in the ordinary course of business from the date of this Agreement to the Sale Commencement Date, which includes, (i) selling inventory during such period at customary prices, (ii) not promoting or advertising any sales or in-Store promotions (including POS promotions) other than as set forth in Section 11.1
(m), (iii) not returning inventory to vendors other than defective inventory, and (iv) not making any Store level management personnel moves or changes at the Stores without Agent's prior written consent. Without limiting the foregoing, Merchant shall not conduct or advertise "going out of business", "store closing", or "liquidation" sales at any of its stores located within the market area of any Store at any time during the Sale Term.

               (n) To the best of Merchant's knowledge, all Merchandise is in compliance with all applicable federal, state, or local product safety laws, rules and standards.

               (o) Throughout the Sale Term, Agent shall have the right to the uninterrupted use and occupancy of, and peaceful and quiet possession of, each of the Stores, the assets currently located at the Stores, and the services provided at the Stores.

               (p) Merchant has paid and will continue to pay throughout the Sale Term, (i) all self-insured or Merchant funded employee benefit programs for employees, including health and medical benefits and insurance and all proper claims made or to be made in accordance with such programs, (ii) all casualty, liability, workers' compensation and other similar insurance premiums, and (iii) all applicable taxes.

               (q) Merchant has not and shall not throughout the Sale Term take any actions the result of which is to increase the cost of operating the Sale, including, without limitation, increasing salaries or other amounts payable to employees.

               (r) Merchant is not a party to any collective bargaining agreements with its employees at the Stores and, to the best of Merchant's knowledge, no labor unions represent Merchant's employees at the Stores.

               (s) To the best of Merchant's knowledge, information and belief, after due inquiry, all information provided by Merchant to Agent in the course of Agent's due diligence and preparation and negotiation of this Agreement (including information as to the Store inventories and operating expenses) is as of the date hereof true and accurate in all material respects.

               (t) Merchant covenants to maintain in good working order, at its sole expense, the cash registers, heating system, air conditioning system, elevators, escalators, alarm system, and all other mechanical devises and other Store fixtures and equipment used in the ordinary course of operations of each Store without interruption up through and including the Sale Termination Date with respect to such Store, except to the extent any interruption arises from the negligent acts of Agent, or its supervisors or employees located at the Stores.

               (u) As of the date of this Agreement, Merchant is current in the payment of all post-petition telephone, utilities, taxes, insurance and advertising liabilities. Merchant agrees that in the event that Agent receives notice that any such post-petition liability is overdue or unpaid, or Agent is unable to advertise the Sale with any newspapers, magazines, radio or television stations or other media providers which target or serve the market areas of the Stores or is unable to obtain Merchant's contract rate with any such provider as a result of the Merchant's failure to pay its outstanding post-petition balances with such providers, Merchant shall immediately pay such applicable balances in full.

        11.2   Agent's Representations and Covenants.   Each of the members of
the Agent jointly and severally, hereby represent, warrant and covenant in favor of Merchant as follows:

               (a) Each of the members of the Agent (i) is a corporation validly existing and in good standing in its respective State of incorporation;
(ii) has all requisite power and authority to consummate the transactions contemplated hereby; and (iii) is and during the Sale Term will continue to be, duly authorized and qualified to do business and in good standing in each jurisdiction where the nature of its business or properties requires such qualification.

               (b) Agent has the right, power and authority to execute and deliver each of the Agency Documents to which it is a party and to perform fully its obligations thereunder. Agent has taken all necessary actions required to authorize the execution, delivery, and performance of the Agency Documents, and no further consent or approval is required on the part of Agent for Agent to enter into and deliver the Agency Documents and to perform its obligations thereunder. Each of the Agency Documents has been duly executed and delivered by the Agent and, subject to the issuance of the Order, constitutes the legal, valid and binding obligation of Agent enforceable in accordance with its terms. No court order or decree of any federal, state or local governmental authority or regulatory body is in effect that would prevent or impair or is required for Agent's consummation of the transactions contemplated by this Agreement, and no consent of any third party which has not been obtained is required therefor, except for the Court. No contract or other agreement to which Agent is a party or by which Agent is otherwise bound will prevent or impair the consummation of the transactions contemplated by this Agreement.

               (c) No action, arbitration, suit, notice, or legal administrative or other proceeding before any court or governmental body has been instituted by or against Agent, or has been settled or resolved, or to Agent's knowledge, has been threatened against or affects Agent, which questions the validity of this Agreement or any action taken or to be taken by Agent in connection with this Agreement, or which if adversely determined, would have a material adverse effect upon Agent's ability to perform its obligations under this Agreement.

               (d) Agent shall not add any goods other than Merchant's Merchandise to the Stores prior to or during the Sale Term.

        Section 12. Insurance.

        12.1 Merchant's Liability Insurance. Merchant shall continue at its cost and expense until the Sale Termination Date, in such amounts as it currently has in effect, all of its liability insurance policies including, but not limited to, products liability, comprehensive public liability, auto liability and umbrella liability insurance, covering injuries to persons and property in, or in connection with Merchant's operation of the Stores, and shall cause Agent to be named an additional named insured with respect to all such policies. Prior to the Sale Commencement Date, Merchant shall deliver to Agent certificates evidencing such insurance setting forth the duration thereof and naming Agent as an additional named insured, in form reasonably satisfactory to Agent. All such policies shall require at least thirty (30) days prior notice to Agent of cancellation, non-renewal or material change. In the event of a claim under any such policies Merchant shall be responsible for the payment of all deductibles, retention's or self-insured amounts thereunder, unless it is determined that liability arose by reason of the wrongful acts or omissions or negligence of Agent, or Agent's employees, independent contractors or agents (other than Merchant's employees).

        12.2 Merchant's Casualty Insurance. Merchant will provide throughout the Sale Term, at Agent's cost as a Sale Expense, fire, flood, theft and extended coverage casualty insurance covering the Merchandise in a total amount equal to no less than the Retail Price thereof. From and after the date of this Agreement until the Sale Termination Date, all such policies will name Agent as loss payee. In the event of a loss to the Merchandise on or after the date of this Agreement, the proceeds of such insurance attributable to the Merchandise plus any self insurance amounts and the amount of any deductible (which amounts shall be paid by Merchant), shall constitute Proceeds hereunder and shall be paid to Agent. In the event of such a loss Agent shall have the sole right to adjust the loss with the insurer. Prior to the Sale Commencement Date, Merchant shall deliver to Agent certificates evidencing such insurance setting forth the duration thereof and naming Agent as loss payee, in form and substance reasonably satisfactory to Agent. All such policies, shall require at least thirty (30) days prior notice to Agent of cancellation, non-renewal or material change. Merchant shall not make any change in the amount of any deductibles or self insurance amounts prior to the Sale Termination Date without Agent's prior written consent.

        12.3 Agent's Insurance. Agent shall maintain at Agent's cost and expense throughout the Sale Term, in such amounts as it currently has in effect, comprehensive public liability and automobile liability insurance policies covering injuries to persons and property in or in connection with Agent's agency at the Stores, and shall cause Merchant to be named as an additional insured with respect to such policies. Prior to the Sale Commencement Date, Agent shall deliver to Merchant certificates evidencing such insurance policies setting forth the duration thereof and naming Merchant as an additional insured, in form and substance reasonably satisfactory to Merchant. In the event of a claim under any such policies Agent shall be responsible for the payment of all deductibles, retention's or self-insured amounts thereunder, unless it is determined that liability arose by reason of the wrongful acts or omissions or negligence of Merchant or Merchant's employees, independent contractors or agents (other than Agent or Agent's employees, agents or independent contractors).

        12.4 Worker's Compensation Insurance. Merchant shall at all times during the Sale Term maintain in full force and effect worker's compensation insurance (including employer liability insurance) covering all Retained Employees in compliance with all statutory requirements. Prior to the Sale Commencement Date, Merchant shall deliver to Agent a certificate of its insurance broker or carder evidencing such insurance.

        12.5 Risk of Loss. Without limiting any other provision of this Agreement, Merchant acknowledges that Agent is conducting the Sale on behalf of Merchant solely in the capacity of an agent, and that in such capacity (i) Agent shall not be deemed to be in possession or control of the Stores or the assets located therein or associated therewith, or of Merchant's employees located at the Stores, and (ii) except as expressly provided in this Agreement, Agent does not assume any of Merchant's obligations or liabilities with respect to any of the foregoing. Merchant and Agent agree that Merchant shall bear all responsibility for liability claims of customers, employees and other persons arising from events occurring at the Stores during and after the Sale Term, except to the extent any such claim arises from the acts or omissions of Agent, or its supervisors or employees located at the Stores (an "Agent Claim"). In the event of any such liability claim other than an Agent Claim, Merchant shall administer such claim and shall present such claim to Merchant's liability insurance carrier in accordance with Merchant's historic policies and procedures, and shall provide a copy of the initial documentation relating to such claim to Agent. To the extent that Merchant and Agent agree that a claim constitutes an Agent Claim, Agent shall administer such claim and shall present such claim to its liability insurance carrier, and shall provide a copy of the initial documentation relating to such claim to Merchant. In the event that Merchant and Agent cannot agree whether a claim constitutes an Agent Claim, each party shall present the claim to its own liability insurance carrier, and a copy of the initial claim documentation shall be delivered to the other party.

        Section 13.      Indemnification.

        13.1 Merchant Indemnification. Merchant shall indemnify and hold Agent and its officers, directors, employees, agents and independent contractors (collectively, "Agent Indemnified Parties") harmless from and against all claims, demands, penalties, losses, liability or damage, including, without limitation, reasonable attorneys' fees and expenses, directly or indirectly asserted against, resulting from, or related to:

               (i) Merchant's material breach of or failure to comply with any of its agreements, covenants, representations or warranties contains in any Agency Document;

               (ii) Subject to Agent's compliance with its obligations under Section 9.3 hereof, any failure of Merchant to pay to its employees any wages, salaries or benefits due to such employees during the Sale Term;

               (iii) Subject to Agent's compliance with its obligations under Section 8.3 hereof, any failure by Merchant to pay any Sales Taxes to the proper taxing authorities or to properly file with any taxing authorities any reports or documents required by applicable law to be filed in respect thereof;

               (iv) any consumer warranty or products liability claims relating to Merchandise;

               (v) any liability or other claims asserted by customers, any of Merchant's employees, or any other person against any Agent Indemnified Party (including, without limitation, claims by employees arising under collective bargaining agreements, worker's compensation or under the WARN Act), except for Agent Claims; and

               (vi) the gross negligence or willful misconduct of Merchant or any of its officers, directors, employees, agents or representatives.

        13.2 Agent Indemnification. Agent shall indemnify and hold Merchant and its officers, directors, employees, agents and representatives harmless from and against ail claims, demands, penalties, losses, liability or damage, including, without limitation, reasonable attorneys' fees and expenses, directly or indirectly asserted against, resulting from, or related to:

               (i) Agent's material breach of or failure to comply with any of its agreements, covenants, representations or warranties contained in any Agency Document;

               (ii) any harassment or any other unlawful, tortuous or otherwise actionable treatment of any employees or agents of Merchant by Agent or any of its representatives;

               (iii) any claims by any party engaged by Agent as an employee or independent contractor arising out of such employment and any governmental claims related thereto;

               (iv)      any Agent Claims;

               (v) the gross negligence or willful misconduct of Agent or any of its officer, directors, employees, agents or representatives; and

               (vi) Agent's failure to pay to Merchant any Sales Taxes when due under Section 8.3 hereof and any payroll when due under Section 9-3 hereof.

        Section 14. Defaults. The following shall constitute "Events of Default" hereunder:

               (a) Merchant's or Agent's failure to perform any of their respective material obligations hereunder, which failure shall continue uncured seven (7) days after written notice thereof to the defaulting party; or

               (b) Any representation or warranty made by Merchant or Agent proves untrue in any material respect as of the date made; or

               (c) The Sale is terminated or materially interrupted at a Store as a result of an Event of Default by Merchant.

        In the event of an Event of Default, any party's damages or entitlement to equitable relief shall be determined by the Court.

        Section 15. Security Interest. Upon payment of the initial payment on account of the Guaranteed Amount to Merchant and in consideration of Agent's payment of the Guaranteed Amount and the Sale Expenses, and the provision of services hereunder to Merchant, Merchant hereby grants to Agent a first priority security interest in and lien upon the Merchandise and the Proceeds to secure all obligations of Merchant to Agent hereunder. Merchant shall execute all such documents and take all such other actions as are reasonably required to perfect and maintain such security interest as a valid and perfected first priority security interest.

        Section 16. Sale of FF&E. If requested by Merchant, Agent shall advertise in the context of advertising for the Sale that items of FF&E at the Stores are for sale, and shall contact and solicit known purchasers and dealers of furniture and fixtures, Merchant shall notify Agent if any such FF&E are to be excluded from sale and/or if terms and conditions of sale are to be set or restricted in any manner, In consideration of providing such services, Agent shall retain ten percent (10%) of receipts (net of Sales Taxes) from all sales or other dispositions of FF&E. In addition, Merchant shall reimburse Agent for Agent's reasonable out of pocket expenses incurred in connection with the liquidation of FF&E which have been previously approved by Merchant, including, without limitation, costs of commissions and advertising. Agent shall have no liability to Merchant for its failure to sell any or all of the FF&E.

        Section 17.      [Intentionally Omitted]

        Section 18.      Miscellaneous.

        18.1 Notices. All notices and communications provided for pursuant to this Agreement shall be in writing, and sent by hand, by facsimile, or a recognized overnight delivery service, as follows:

        If to the Agent:     Traub Bonacquist & Fox
                             655 Third Avenue
                             New York, NY  10017
                             Attn: Paul Traub, Esquire

        With a copy to:      Schottenstein Bernstein Capital Group, LLC
                             1010 North Boulevard
                             Suite 330
                             Great Neck, NY  11021
                             Attn: Mr. Scott Bernstein

               and           Gordon Brothers Retail Partners, LLC
                             40 Broad Street
                             Boston, MA  02109
                             Attn: Mr. Michael Keefe

               and           The OZER Group, LLC
                             Hillside Office Building
                             75 Second Avenue
                             Suite 400
                             Needham, MA  20494
                             Attn:  Mr. William Weinstein

        If to Merchant:      Crown Books Corporation
                             3300 75th Avenue
                             Landover, MD 20785
                             Attn:  Mr. Steven Pate

        With a copy to:      S. David Peress, Esquire
                             Young Conaway Stargatt & Taylor, LLP
                             11th Floor, Rodney Square North
                             P.O. Box 391
                             Wilmington, DE 19899

        18.2 Governing Law; Consent to Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws principles thereof. The parties hereto agree that any legal action or proceeding arising out of or in connection with this Agreement shall be adjudicated by the Court, and by execution of this Agreement each party hereby irrevocably accepts and submits to the jurisdiction of the Court with respect to any such action or proceeding.

        18.3 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes and cancels all prior agreements, including, but not limited to, all proposals, letters of intent or representations, written or oral, with respect thereto.

        18.4 Amendments. This Agreement may not be modified except in a written instrument executed by each of the parties hereto.

        18.5 No Waiver. No consent or waiver by any party, express or implied, to or of any breach or default by the other in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligation of such party. Failure on the part of any party to complain of any act or failure to act by the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.

        18.6 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon Agent and Merchant, and their respective successors and assigns.

        18.7   Execution in Counterparts. This Agreement may be executed in two
(2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one agreement. This Agreement may be executed by facsimile, and such facsimile signature shall be treated as an original signature hereunder.

        18.8 Section Headings. The headings of sections of this Agreement are inserted for convenience only and shall not be considered for the purpose of determining the meaning or legal effect of any provisions hereof.

        18.9 Survival. All representations, warranties, covenants and agreements made by the parties hereto shall be continuing, shall be considered to have been relied upon by the parties and shall survive the execution, delivery, performance and/or termination of this Agreement.

        IN WITNESS WHEREOF, Agent and Merchant hereby execute this Agreement by their duly authorized representatives as of the day and year first written above.


                                   SCHOTTENSCHEIN BERNSTEIN CAPITAL
                                   GROUP, LLC, GORDON BROTHERS RETAIL
                                   PARTNERS, LLC, and THE OZER GROUP, LLC


                             By:   /s/ WILLIAM WEINSTEIN
                                   ---------------------------------------------
                                   By William Weinstein of The OZER Group, LLC,
                             one of the Joint Venturers




                                   CROWN BOOKS CORPORATION


                              By:  /s/ ANNA CURRENCE
                                   ---------------------------------------------
                                   Its: PRESIDENT